KalVista Pharmaceuticals Announces Benjamin L. Palleiko Promoted to President

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Expanded role to lead business and commercial growth –
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Follows $58 million financing in December 2022 led by top-tier syndicate –

Cambridge, MA and Salisbury, England, January 5, 2023 – KalVista Pharmaceuticals, Inc. (NASDAQ: KALV), a clinical stage pharmaceutical company focused on the discovery, development, and commercialization of oral, small molecule protease inhibitors, today announced the promotion of Ben Palleiko, the Company’s current Chief Business Officer and Chief Financial Officer, to the additional title of President. In this expanded role, Mr. Palleiko will be responsible for leading broadly the Company’s future business growth, including development of the commercial organization for the intended worldwide launch of sebetralstat, currently in Phase 3 clinical development as the first potential oral, on-demand treatment for hereditary angioedema (HAE) attacks.

“I am excited to take on this larger role as KalVista continues to grow and prepares to become a commercial organization,” said Mr. Palleiko. “With the strong financial position resulting from our recent equity offering, KalVista has the resources to bring the first oral, on-demand therapy to people living with HAE across the world. We believe sebetralstat represents a significant potential advance in the treatment of this disease, and we intend to move aggressively to begin to establish the business operations and other capabilities needed for an eventual worldwide launch.”

Mr. Palleiko’s promotion follows a $58 million registered direct share offering completed in December 2022. The financing was led by TCGX, Venrock Healthcare Capital Partners and Frazier Life Sciences, with additional participation by selected existing investors, and was priced at a 17% premium to the share price on the offering date. The net proceeds from this financing, together with the Company’s existing cash, investments and anticipated receipts as of October 31, 2022, provides access to over $190 million pro forma as of that date to support execution of the ongoing KONFIDENT Phase 3 trial for KalVista’s lead compound sebetralstat, initial preparations by the Company for commercial launch and sales following anticipated FDA approval, and further development of the Company’s Factor XIIa program. The Company anticipates data from KONFIDENT in the second half of 2023, following which it expects to file a New Drug Application in the first half of 2024. With the completed financing, KalVista now expects to be able to fund operations into 2025.

About KalVista Pharmaceuticals, Inc.

KalVista Pharmaceuticals, Inc. is a pharmaceutical company focused on the discovery, development, and commercialization of oral, small molecule protease inhibitors for diseases with significant unmet need. KalVista has developed a proprietary portfolio of novel, small molecule plasma kallikrein inhibitors initially targeting hereditary angioedema (HAE) and diabetic macular edema (DME). KalVista is developing sebetralstat as an oral on-demand therapy for HAE attacks and is enrolling the Phase 3 KONFIDENT clinical trial. In addition, KalVista’s oral Factor XIIa inhibitor program represents a new generation of therapies that may further improve the treatment for people living with HAE. In DME, an intravitreally administered plasma kallikrein inhibitor, called KVD001, has completed a Phase 2 clinical trial.

For more information about KalVista, please visit www.kalvista.com.

For more information on the sebetralstat HAE on-demand Phase 3 KONFIDENT study, please visit www.konfidentstudy.com.

Forward-Looking Statements

This press release contains "forward-looking" statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. These statements are subject to numerous risks and uncertainties, including the potential impact of COVID-19, that could cause actual results to differ materially from what we expect. Examples of forward-looking statements include, among others, timing or outcomes of communications with the FDA, our expectations about safety and efficacy of our product candidates and timing of clinical trials and its results, our ability to commence clinical studies or complete ongoing clinical studies, including our Phase 3 KONFIDENT trial, and to obtain regulatory approvals for sebetralstat and other candidates in development, the success of any efforts to commercialize sebetralstat, the ability of sebetralstat and other candidates in development to treat HAE or DME, and the future progress and potential success of our oral Factor XIIa program. Further information on potential risk factors that could affect our business and financial results are detailed in our filings with the Securities and Exchange Commission, including in our annual report on Form 10-K for the year ended April 30, 2022, our quarterly reports on Form 10-Q, and our other reports that we may make from time to time with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact:

KalVista Pharmaceuticals, Inc.

Jarrod Aldom

Vice President, Corporate Communications

(201) 705-0254

jarrod.aldom@kalvista.com